Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS, INC. ANNOUNCES

PRICING OF SENIOR NOTES OFFERING

Reno, Nev. (September 11, 2017) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or the “Company”) announced today that it priced its previously announced offering of an additional $500 million in aggregate principal amount of its 6% senior notes due 2025 (the “Notes”) at an issue price equal to 105.5% of the principal amount of the Notes. The offering size represents an increase of $150 million from the previously announced offering size. The offering is expected to close on or about September 13, 2017, subject to customary closing conditions.

ERI will use the proceeds of the offering to repay all of the outstanding borrowings under its revolving credit facility, which borrowings were approximately $78 million as of September 8, 2017, and will use the remainder to repay outstanding borrowings under ERI’s term loan facility and related accrued interest.

ERI has filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for this offering. Prospective investors should read the final prospectus forming a part of that registration statement when it becomes available and the other documents that ERI has filed with the SEC for more complete information about ERI and this offering. A copy of the final prospectus may be obtained when it becomes available by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department (or by calling toll-free (866) 803-9204), or by visiting EGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates nineteen properties in ten states, including Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 20,000 slot machines and VLTs, more than 550 table games and over 6,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the timing and completion of the offering. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. Factors that may cause actual results to vary from our expectations include general market conditions and volatility and other matters discussed documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including our reports on Form 10-K, Form 10-Q and Form 8-K. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President and Chief Financial Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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